As filed with the Securities and Exchange Commission on May 27, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Benchmark Electronics, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-2211011 (I.R.S. Employer Identification Number)
56 South Rockford Drive Tempe, Arizona 85281 (Address of Principal Executive Offices)	85281 (Zip code)

Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan

(Full title of the plan)

Stephen Beaver

Senior Vice President, General Counsel & Chief Legal Officer

56 South Rockford Drive

Tempe, Arizona 85281
(623) 300-7000

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey E. Beck

Kevin Zen

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, Arizona 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒Accelerated filer ☐

Non-accelerated filer ☐ Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of 1,375,000 additional shares of common stock, $0.10 par value per share, of Benchmark Electronics, Inc., a Texas corporation (the “Company”), for issuance pursuant to the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan (as amended, the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company’s prior registration statement relating to the Plan (No. 333-231524) are hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference in this registration statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 25, 2022 (the “Form 10-K”).
2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 5, 2022.
3.	The Company’s Current Report on Form 8-K, filed with the Commission on March 15, 2022.
4.

The description of the Company’s common stock contained in its Registration Statement on Form 8-A12B (No. 1-10560), filed with the Commission on May 6, 1997, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Form 10-K.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
4.1

Restated Articles of Incorporation of the Registrant dated May 17, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 17, 2016 (Commission file number 1-10560))

4.2

Amended and Restated Bylaws of the Registrant dated May 11, 2016 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated December 8, 2020 (Commission file number 1-10560))

5.1	Opinion of Victor Harris
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Victor Harris (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature Page)

99.1

Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan (incorporated herein by reference to Annex A to the Registrant’s Revised Definitive Proxy Statement on Schedule 14A filed on April 5, 2019 (Commission file number 1-10560))

99.2

First Amendment to the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan (incorporated herein by reference to Annex A to the Registrant’s Revised Definitive Proxy Statement on Schedule 14A filed on April 15, 2022 (Commission file number 1-10560))

107	Filing Fee Table

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on May 27, 2022.

BENCHMARK ELECTRONICS, INC.

By:	/s/ Jeffery W. Benck
Name:	Jeffery W. Benck
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Benck, Roop Lakkaraju and Stephen Beaver, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffery W. Benck Jeffery W. Benck	President, Chief Executive Officer and Director (Principal Executive Officer)	May 27, 2022
/s/ Roop K. Lakkaraju Roop K. Lakkaraju	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	May 27, 2022
/s/ David W. Scheible David W. Scheible	Chairman of the Board of Directors	May 27, 2022
/s/ Anne De Greef-Safft Anne De Greef-Safft	Director	May 27, 2022
/s/ Douglas G. Duncan Douglas G. Duncan	Director	May 27, 2022
/s/ Robert K. Gifford Robert K. Gifford	Director	May 27, 2022

/s/ Ramesh Gopalakrishnan Ramesh Gopalakrishnan	Director	May 27, 2022
/s/ Kenneth T. Lamneck Kenneth T. Lamneck	Director	May 27, 2022
/s/ Jeffrey S. McCreary Jeffrey S. McCreary	Director	May 27, 2022
/s/ Lynn A. Wentworth Lynn A. Wentworth	Director	May 27, 2022